Exhibit 4.29

SUBSCRIPTION AGREEMENT

This subscription agreement (this “Agreement”) is made and entered into as of June 10, 2020 by and between

(1)	Kaixin Auto Holdings (formerly known as CM Seven Star Acquisition Corporation), a Cayman Islands exempted company (the “Company”), and

(2)	Shareholder Value Fund, a Cayman Islands exempted company (the “Subscriber”).

WHEREAS, the Company issued an interest-free promissory note dated as of April 9, 2018 to the Subscriber in the principal amount of US$500,000 (“Note I”), the full amount of which is outstanding as of the date hereof.

WHEREAS, the Company issued an interest-free promissory note dated as of January 24, 2019 to the Subscriber in the principal amount of US$1,100,000.00 (“Note II”), the full amount of which is outstanding as of the date hereof.

WHEREAS, the Company issued an interest-free convertible promissory note dated as of January 24, 2019 to the Subscriber in the principal amount of US$1,013,629.30 (“Note III,” and collectively with Note I and Note II, the “Notes”), the full amount of which is outstanding as of the date hereof.

WHEREAS, the Company and the Subscriber proposed to enter into a subscription agreement in March 2020 (collectively with any other oral or written understanding, if any, in connection with such proposed subscription agreement, the “Prior Subscription Agreement”), pursuant to which the Company shall issue 160,000 ordinary shares of the Company, par value US$0.0001 per share (“Ordinary Shares”), for a total subscription price of US$1,600,000, which has been paid by the Subscriber.

WHEREAS, subject to the consent of certain existing shareholders of the Company, the Subscriber is entitled to registration rights on the terms set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	DEFINITIONS

1.1           As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

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“Closing Date” means such date of which the Subscriber is notified by the Company at least one day in advance, provided that the Closing Date shall not be later than the earlier of either A) one month after the date of this Agreement or B) one business day prior to the next registration statement filed by the Company after the date of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“NASDAQ” means the Nasdaq Capital Market.

“Ordinary Shares” means the ordinary shares of the Company with par value of US$0.0001 per share.

"Total Subscriber Shares" means 9,413,200 Ordinary Shares held by the Subscriber on the Closing Date.

II.	SUBSCRIPTION FOR SHARES

2.1           Subscription for Shares. Subject to the conditions set out in Article III and the terms and conditions hereinafter set forth, at Closing (as defined in Section 2.2) the Subscriber shall subscribe for, and the Company shall issue to the Subscriber, 4,213,629 Ordinary Shares (the “Subscription Shares”).

2.2           Closing; Notification. Subject to satisfaction or waiver by the party entitled to the benefit of the conditions set forth in Article III (other than conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at Closing), the closing of subscription of the Subscription Shares pursuant to this Section 2.2 (the “Closing”) shall take place on the Closing Date.

2.3           Consideration. In consideration for and immediately upon the issuance of the Subscription Shares at Closing in accordance with Section 2.1,

(a)           each of the Notes shall be automatically and irrevocably cancelled in full, and the Company shall have no further obligation under any of the Notes; and

(b)           the Company’s obligation, if any, to issue any Ordinary Shares under the Prior Subscription Agreement shall be deemed to be fully and automatically fulfilled, and the Prior Subscription Agreement, to the extent it is effective, shall be terminated in full.

2.4           Deliverables. At Closing the Company shall:

(a)           issue and allot the Subscription Shares to the Subscriber;

(b)           duly register the Subscription Shares, in the name of the Subscriber, in the Company's register of members; and

(c)           deliver a certified true copy of the register of members of the Company showing the Subscriber as the legal and beneficial holder of the Subscription Shares.

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III.	CONDITIONS TO CLOSING

3.1           Conditions to Obligations of the Subscriber.

(a)           No United States or non-United States federal, national, supranational, state, provincial, local or similar government, governmental, regulatory, or administrative authority, self-regulatory body, branch, agency or commission or any court, tribunal, or arbitral or judicial body (including any grand jury) (each, a “Governmental Authority”) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, injunction, order or decree (in each case, whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement.

(b)           The representations and warranties contained in Article V hereof shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(c)           The Company shall have performed and complied with in all material respects each of, and not be in breach or default in any material respect under any of, the agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(d)           There having been since the date of this Agreement (i) no material adverse changes in the business, operations, properties, financial position (including without limitation any material increase in provisions), prospects or condition of the Company, and (ii) no material adverse change in any relevant laws, regulation or policies in any of the jurisdictions in which the Company does business (whether coming into effect prior to, on or after the Closing Date) that materially and adversely effects or may materially and adversely affect the Company.

(e)           All corporate and other actions required to be taken by the Company in connection with the issuance and sale of the Subscription Shares shall have been completed.

(f)           No stop order or suspension of trading shall have been imposed by NASDAQ, the Securities and Exchange Commission of the United States (the “SEC”) or any other Governmental Authority with respect to the public trading of the Ordinary Shares.

IV.	REPRESENTATIONS AND COVENANTS BY THE SUBSCRIBER

4.1           Reliance on Exemptions. The Subscriber acknowledges that the issuance of the Subscription Shares has not been reviewed by the SEC or any state agency and is intended to be a non-public offering exempt from the registration requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Subscription Shares.

4.2           Investment Purpose. The Subscriber represents that the Subscription Shares are being acquired for its own account, not for the account or benefit of any U.S. person, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. The Subscriber agrees that it will not sell or otherwise transfer the Subscription Shares unless such sale or transfer is registered under the Securities Act, or such Subscription Shares are resold in accordance with the provisions of Regulation S promulgated under the Securities Act ("Regulation S") or an available exemption from such registration.

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4.3           Accredited Investor. The Subscriber represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.4           Not a “U.S. Person”. The Subscriber represents and warrants that it is not a “U.S. Person” as defined in Rule 902 of Regulation S, was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the Securities Act. At the time this transaction was originated, the Subscriber was outside the United States.

4.5           Information. The Subscriber acknowledges the Company’s publicly available filings made with the SEC prior to or as of the date hereof, and hereby represents that: (i) it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the issuance of the Subscription Shares, and any additional information which it has requested.

4.6           Tax Consequences. The Subscriber acknowledges that the transactions contemplated by this Agreement may involve tax consequences and the Subscriber acknowledges that it is responsible for evaluating the tax and other consequences of an investment in the Subscription Shares.

4.7           Transfer or Resale. The Subscriber acknowledges that Rule 144 promulgated under the Securities Act (“Rule 144”) requires, among other conditions, a six-month to one-year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by Rule 144 as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Subscription Shares under the Securities Act, except pursuant to the registration rights set forth in Article VI herein. Notwithstanding the foregoing to the contrary, if in the future the Subscriber decides to offer, resell, or otherwise transfer the Subscription Shares, such securities may be offered, resold, or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Subscriber acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Subscription Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Act, unless in compliance with the Securities Act. The Subscriber agrees that if any transfer of the Subscription Shares is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company.

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4.8           Legends. The Subscriber understands that the certificates representing the Subscription Shares, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON-U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

4.9           No General Solicitation. Subject to the Company's warranty in Section 5.4 being and remaining true and correct, the Subscriber represents that it was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

4.10         Validity; Enforceability. The Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Subscription Shares; and (b) that this Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

V.	REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber, as of the date hereof and as of the Closing Date:

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5.1           Organization and Qualification. The Company is a Cayman Islands exempted company. The Company is in good standing under the laws of the Cayman Islands and has the corporate power to conduct the business which it conducts and proposes to conduct.

5.2           Authorization; Validity. The execution, delivery and performance of this Agreement by the Company has been duly approved by the board of directors of the Company and all other actions required to authorize and effect the issuance of the Subscription Shares have been duly taken and approved. The Subscription Shares have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be valid and binding obligations of the Company enforceable in accordance with their terms.

5.3           Disclosure and Financial Statements.

(a)           the Company has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Company with the SEC since April 30, 2019 under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “Additional SEC Documents”). The Company has made available to the Subscriber copies in the form filed with the SEC of all of the following, except (i) any item that was filed before April 30, 2019, and (ii) to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the date of this Agreement: (i) the Company’s Annual Reports on Form 10-K or Form 20-F for each fiscal year of the Company beginning with the first year the Company was required to file such a form, (ii) the Company’s Quarterly Reports on Form 10-Q for each fiscal quarter of the Company beginning with the first quarter the Company was required to file such a form (iii) all proxy statements relating to the Company’s meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents, since the beginning of the first fiscal year referred to in clause (i) above, (iv) its current reports on Form 8-K or Form 6-K filed since the beginning of the first fiscal year referred to in clause (i) above, and (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Subscriber pursuant to this Section 5.3) filed by the Company with the SEC since April 30, 2019 (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the (“SEC Documents”). The SEC Documents were, and the Additional SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The SEC Documents did not, and the Additional SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any SEC Document or Additional SEC Document has been or is revised or superseded by a later filed SEC Document or Additional SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 5.3, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b)           The financial statements and notes of the Company contained or incorporated by reference in the SEC Documents and the Additional SEC Documents (collectively, the “Company Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Company Financial Statements (i) were prepared from the books and records of the Company; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material liabilities for all material taxes applicable to the Company with respect to the periods then ended.

(c)           Except as specifically disclosed, reflected or fully reserved against in the Company Financial Statements, and for liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since the Company’s formation, there are no material liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company. All debts and liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Company Financial Statements.

5.4           No Registration. It is not necessary in connection with the issuance and sale of the Subscription Shares to register the Subscription Shares under the Securities Act or to qualify or register the Subscription Shares under applicable U.S. state securities laws. No directed selling efforts (as defined in Rule 902 of Regulation S under the Securities Act) have been made by any of the Company, any of its Affiliates or any person acting on its behalf with respect to any Subscription Shares; and none of such persons has taken any actions that would result in the sale of the Subscription Shares to the Subscriber under this Agreement requiring registration under the Securities Act; and the Company is a “foreign issuer” (as defined in Regulation S).

VI.	REGISTRATION RIGHTS

6.1           Applicability of Rights. Subject to the consent of certain existing shareholders, the Subscriber shall be entitled to the following rights set forth in this Section VI with respect to any potential public offering of Ordinary Shares in the United States, and to any analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

6.2           Demand Registration Rights. The Company hereby agrees with the holders of the Total Subscriber Shares or their permitted transferees (collectively, the “Holders”) that at any time following six months after the Closing Date, upon the written notice of the Holders holding a majority of the Total Subscriber Shares then outstanding (the “Requesting Holders”), the Company shall, within a reasonable time after receipt of such written notice, file a registration statement under the Securities Act providing for the proposed resale of the Total Subscriber Shares (the “Requested Shares”), all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Shares provided further that the Company shall not be obligated to effect any such registration:

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(a)           During the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction under Rule 145 promulgated under the Securities Act (“Rule 145”) or with respect to an employee benefit plan), provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective;

(b)           After the Company has effected two (2) such registrations pursuant to this Section 6.1 and each such registration has been declared or ordered effective; or

(c)           If any such Requesting Holders may dispose of shares of Registrable Securities pursuant to an effective registration statement on Form S-3 or Form F-3 under the Securities Act as in effect on the date hereof or any successor form under the Securities Act (“Form S-3/F-3”).

The Company shall not undertake, or be required to undertake, any action to qualify, register or list any securities on any exchange other than the Nasdaq Capital Market in connection with this Section 6.2, provided that the Ordinary Shares continue to be listed on the Nasdaq Capital Market.

6.3            Underwriting. The Company shall use its commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon as practicable following the filing thereof. If Requesting Holder initiating any registration pursuant to Section 6.2 intend to distribute the Requested Shares by means of an underwriting, the Requesting Holder shall, if requested by the underwriters selected by the Requesting Holder, execute an underwriting agreement in customary form with the managing underwriter or underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of Requested Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Holders and all other holders of registration rights who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter; provided, however, that the number of shares of Requested Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration, including, without limitation, all shares that are not Requested Shares and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company. To the extent only a portion of the Requested Shares is included in the underwritten public offering, those shares of Requested Shares which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. The Company’s obligations under Section 6.2 shall not apply to Ordinary Shares held by a Holder after the earlier of (a) five (5) years from the date of this Agreement or (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement.

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6.4           “Piggyback” Registration Rights. The Company hereby agrees with the Holders that at any time after the Closing Date, if the Company shall determine to proceed with the actual preparation and filing of a new registration statement under the Securities Act in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than (a) a registration statement on Form S-4, S-8 or other limited purpose form or (b) any registration under Section 6.2 or 6.3 of this Agreement), the Company will give written notice of its determination to all Holders. Upon the written request from any Holders (the “Requesting Piggyback Holders”), within 18 days after their receipt of any such notice from the Company, the Company will, except as herein provided, cause all of the Total Subscriber Shares covered by such request (the “Requested Piggyback Shares”) held by the Requesting Piggyback Holders to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Requested Piggyback Shares; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration initiated by the Company under this Section 6.4 so long as the expense of such withdrawn registration shall be borne by the Company up to an amount of US$10,000. If any registration pursuant to this Section 6.4 shall be underwritten in whole or in part, the Company may require that the Requested Piggyback Shares be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In such event, the Requesting Piggyback Holders shall, if requested by the underwriters, execute an underwriting agreement in customary form with the managing underwriter or underwriters. If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Piggyback Shares would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Piggyback Shares otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the Requesting Piggyback Holders and all other holders of registration rights with respect to the Company’s shares who have requested inclusion of their securities or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Piggyback Shares is included in the underwritten public offering, those shares of Requested Piggyback Shares which are thus excluded from the underwritten public offering and any other securities of the Company held by such holders shall be withheld from the market by the Holders thereof for a period, not to exceed 90 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering. Registration pursuant to this Section 6.4 shall not be deemed to be a demand registration as described in Section 6.2 above. There shall be no limit on the number of times the Requesting Piggyback Holders may request registration of Requested Piggyback Shares under this Section 6.4. The Company’s obligations under this Section 6.4 shall not apply to Ordinary Shares held by a Holder after the earlier of (a) five (5) years from the date of this Agreement or (b) the date that such shares held by a Holder have been sold pursuant to Rule 144 or an effective registration statement.

6.5           Registration Procedures. To the extent required by Sections 6.2, 6.3 and 6.4, the Company will:

(a)           prepare and file with the SEC a registration statement with respect to such securities, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after the filing thereof;

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(b)           prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

(c)           use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(d)           furnish to the Holders such number of copies of a prospectus including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the securities;

(e)           notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(f)           prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of ordinary shares by such Holders;

(g)           prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(h)           advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose.

It is a condition precedent to the obligations of the Company to take any action pursuant to this Article VI that the Requesting Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Ordinary Shares, including completion of customary questionnaires and furnishing of information regarding itself, the securities of the Company held by it and intended method of disposition as shall be reasonably requested in writing by the Company. Failure to do so will at minimum result in exclusion of such Holders’ Ordinary Shares from the registration statement.

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6.6           Expenses.

(a)           With respect to the any registration required pursuant to this Article VI, all reasonable fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of any underwriting discount and commissions and transfer taxes. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration process begun pursuant to this Section 6.6 if the registration request is subsequently withdrawn at the request of the Holders or any subset thereof, unless the Holders agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to Section 6.2.

(b)            The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and FINRA fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of one counsel for the Holders up to a maximum of $10,000, and all reasonable legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 6.6(a) above).

6.7           Indemnification. Notwithstanding any other provision under this Agreement, in the event any Requested Shares are included in a registration statement under this Agreement, to the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, or other United States federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(a)           any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(b)           the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(c)           any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any United States federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any United States federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability or action.

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6.8           Survival; Consents to Judgments and Settlements. The obligations of the Company under Section 6.7 shall survive the completion of any offering of Requested Shares in a registration statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of the other party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

VII.	MISCELLANEOUS

7.1           Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally, (b) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (c) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and email for such communications shall be:

If to the Company:

Kaixin Auto Holdings

5/F, North Wing

18 Jiuxianqiao Middle Road

Chaoyang District, Beijing

People’s Republic of China

Email: lucy.yang@renren-inc.com

Attention: Lucy Yang

If to the Subscriber:

Shareholder Value Fund

22/F, China Taiping Tower

8 Sunning Road, Causeway Bay

Hong Kong SAR

Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (c) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

7.2           Entire Agreement; Amendment. This Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Subscriber.

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7.3           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.4           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.5           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Subscription Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber, except by merger or consolidation. The Subscriber may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release the Subscriber from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

7.6           No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.7           Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.8           No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.9           Legal Representation. The Subscriber acknowledges that: (a) it has read this Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel; (c) it has either been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (d) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

7.10         Fees and Expenses. Each party shall bear all expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby and thereby, including fees and expenses of any attorneys, accountants, consultants and financial advisors.

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7.11         Confidentiality and Announcement.

(a)           Each party shall keep confidential any non-public material or information with respect to the negotiation, existence and terms and conditions of this Agreement and the business and other aspects of the other party which it is aware of or has access to in signing and performing this Agreement (including written or non-written information, hereinafter the “Confidential Information”). Confidential Information shall not include any information that is (a) previously known on a non-confidential basis by the receiving party, (b) in the public domain through no fault of such receiving party, its Affiliates or its or its Affiliates’ officers, directors or employees, (c) received from a party other than the Company or the Company’s representatives or agents, so long as such party was not, to the knowledge of the receiving party, subject to a duty of confidentiality to the Company or (d) developed independently by the receiving party without reference to confidential information of the disclosing party. No party shall disclose such Confidential Information to any third party. Either party may use the Confidential Information only for the purpose of, and to the extent necessary for performing this Agreement; and shall not use such Confidential Information for any other purposes.

(b)           Notwithstanding any other provisions in this Section 7.11, if any party believes in good faith that any announcement or notice must be prepared or published pursuant to applicable laws (including filings required to be made by the Company with the SEC, including, without limitation, any Current Reports on Form 6-K disclosing the transactions contemplated by this Agreement, as well as any rules or regulations of any securities exchange or valid legal process) or information is otherwise required to be disclosed to any Governmental Authority, such party may, in accordance with its understanding of the applicable laws, make the required disclosure in the manner it deems in compliance with the requirements of applicable laws; provided that, the party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, provide the other party with prompt notice of such requirement and cooperate with the other party at such other party’s request and at the requesting party’s cost, if applicable, to enable such other party to seek an appropriate protection order or remedy. In addition, each party may disclose, after giving prior notice to the other party to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, Confidential Information to the extent required under judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement or the transaction contemplated hereunder, provided that, the party who is required to make such disclosure shall, to the extent permitted by law and so far as it is practicable, at the other party’s request and at the requesting party’s cost, cooperate with the other party to enable the other party to seek an appropriate protection order or remedy.

(c)           Notwithstanding anything to the contrary provided in this Section 7.11, each party may disclose the Confidential Information only to its Affiliates and its and its Affiliates’ officers, directors, employees, agents and representatives on a need-to-know basis in the performance of this Agreement and the transaction contemplated hereunder; provided that, such party shall ensure such persons strictly abide by the confidentiality obligations hereunder.

(d)           Without the prior written consent of the Subscriber, and whether or not the Subscriber then holds any security in the Company, the Company shall, and shall cause its Affiliates not to, (i) use in advertising, publicity or announcements the name of the Subscriber or any of its Affiliates, either alone or in combination with any company name, trade name, trademark, service mark, domain name, device, design, symbol or any abbreviation, contraction or simulation thereof owned by the Subscriber or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or services provided by the Company or any of its Affiliates has been approved or endorsed by the Subscriber or any of its Affiliates.

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(e)           The confidentiality obligations of each party hereunder shall survive the termination of this Agreement. Each party shall continue to abide by the confidentiality clause hereof and perform the obligation of confidentiality it undertakes until the other party approves release of that obligation or until a breach of the confidentiality clause hereof will no longer result in any prejudice to the other party.

7.12         Termination. This Agreement shall automatically terminate as between the Company and the Subscriber upon the earliest to occur of:

(a)           the written consent of each of the Company and the Subscriber;

(b)           at the election of the Subscriber, if any one or more of the conditions to the obligation of the Subscriber set forth in Section 3.1 to complete has not been fulfilled on or prior to the Closing Date, with the exception of the conditions in Section 3.1(d), which are to be mutually reasonably determined by the Company and the Subscriber; or

(c)           by the Company or the Subscriber in the event that any Governmental Authority shall have issued a judgment or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreements and such judgment or other action shall have become final and non-appealable.

7.13         Survival. Upon any termination of this Agreement, the Agreement will have no further force or effect, except for the provisions of Sections 7.1, 7.2, 7.3, 7.4, 7.6, 7.8, 7.9, 7.10, 7.11, 7.14, and 7.15 hereof, which shall survive any termination under this Section 7.13; provided, that neither the Company nor the Subscriber shall be relieved or released from any liabilities or damages arising out of (i) fraud or (ii) any breach of this Agreement prior to such termination. All the representations and warranties of the Company contained in this Agreement shall survive the termination of this Agreement.

7.14         Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the state of New York. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (the “Dispute”) shall be referred to and finally resolved by arbitration at the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules then in force at the time of commencement of the arbitration. There shall be three arbitrators. The Company shall have the right to appoint one arbitrator, the Subscriber shall have the right to appoint the second arbitrator and the third arbitrator shall be appointed by the Hong Kong International Arbitration Centre. The language to be used in the arbitration proceedings shall be English. Each party irrevocably waives any immunity to jurisdiction to which it may be entitled or become entitled (including without limitation sovereign immunity, immunity to pre-award attachment, post-award attachment or otherwise) in any arbitration proceedings and/or enforcement proceedings against it arising out of or based on this Agreement or the transactions contemplated hereby.

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7.15         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above mentioned.

Shareholder Value Fund

By:	/s/ Pengcheng Song
Name: Pengcheng Song
Title: Director

Kaixin Auto Holdings

By:	/s/ Ji Chen
Name: Ji Chen
Title: CEO

[Signature page to Subscription Agreement]